Exhibit 2.2

ASSIGMENT, ASSUMPTION, AND CONSENT AGREEMENT

This Assignment, Assumption, and Consent Agreement (this “Agreement”) is made and entered into as of April 6, 2011, between American Environmental Energy, Inc., a Nevada corporation (“Assignor”), Pantheon Energy Europe, Inc., a Nevada corporation (“Assignee”),  Steven Byle, an individual (“Byle”) and John Montague, an individual (“Montague”).  Assignor, Assignee, Byle and Montague are sometime collectively referred to herein as the “Parties.”

WITNESSETH:

WHEREAS, Assignor entered into that certain Unsecured Promissory Note in the principal amount of Four Hundred Twenty-Five Thousand Dollars ($425,000), dated April 15, 2010, with Steven Byle (the “Byle Note”), a copy of which is attached hereto as Exhibit A; and

WHEREAS, Assignor entered into that certain Unsecured Promissory Note in the principal amount of Seventy-Five Thousand Dollars ($75,000), dated April 15, 2010, with John Montague (the “Montague Note”), a copy of which is attached hereto as Exhibit B; and

WHEREAS, Assignor desires to transfer to Assignee, and Assignee desires to assume, all of Assignor’s right, title, interest and obligations in, to and under the Byle Note and the Montague Note (the “Rights”), and

WHEREAS, Assignor and Assignee desire to obtain the individual consents of Byle and Montague  to such assignment and assumption.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.           Assignment.  Assignor hereby assigns, transfers and conveys unto Assignee and its successors and assigns all of Assignor’s right, title, interest and obligations in, to and under the Rights, upon the same terms and conditions that are contained in the Byle Note and the Montague Note, and to the same extent as if the terms and conditions of the Byle Note and the Montague Note had been fully set forth in this Agreement.

2.           Assignment and Assumption.  Assignee hereby assumes and agrees to pay when due, perform and discharge in accordance with the terms thereof, the liabilities, obligations and duties arising under the Byle Note and the Montague Note (the “Assumed Liabilities”). Such liabilities, obligation and duties include, but are not limited to, those liabilities, obligations and duties that accrued prior to the date of this assignment.  Assignor shall not retain any liabilities, obligations or duties under the Byle Note or the Montague Note accruing prior to or occurring after the date of this assignment.

3.           Consent of Byle.  Byle hereby consents to the assignment by Assignor to Assignee of the Byle Note and assumption by Assignee to all obligations thereunder.

4.           Consent of Montague.  Montague hereby consents to the assignment by Assignor to Assignee of the Montague Note and assumption by Assignee to all obligations thereunder.

5.           Third Party Remedies Not Affected.  The assumption by Assignee of the Assumed Liabilities hereunder shall in no way expand the rights or remedies of any third party against Assignor or Assignee as compared to the rights and remedies which such third party would have had against Assignor and Assignee not assumed such liabilities.

6.           Consideration.  Ten Dollars ($10.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, and the assumption by Assignee of the liabilities set forth in Section 2 above.

7.           Assignor Representations.  Assignor has all necessary corporate power and authority to execute and deliver this Agreement and to assign, transfer and convey the Rights to Assignee as provided herein.  The execution and delivery of this Agreement and the performance by Assignor of its obligations hereunder in accordance with the terms hereof has been authorized by all necessary corporation action on the part of Assignor and does not result in a violation of any loan agreement, mortgage, indenture or other material agreement to which Assignor is a party.  Following the consummation of the transactions contemplated hereby, Assignee will own, with good and valid title, or otherwise acquire the interests of Assignor in the Rights, free and clear of any encumbrances.

8.           Assignee Representations.  Assignee has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations as provided herein.  The execution and delivery of this Agreement and the performance by Assignee of its obligations hereunder in accordance with the terms hereof has been authorized by all necessary corporate action on the part of Assignee and does not result in a violation of any loan agreement, mortgage, indenture or other material agreement to which Assignee is a party.

8.           Further Assurances.  Each of Assignor and Assignee shall take any and all such further reasonable actions and execute and deliver any and all such further documents as are necessary or reasonably requested by the other party to effectuate the purposes of this Agreement.  The undertakings set forth in this paragraph shall survive the execution and delivery of this Agreement.

9.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California.

10.           Successors and Assigns.  This Agreement shall bind and inure to the benefit of Assignor and Assignee and their respective successors and assigns.  Nothing in this Agreement shall be construed to confer on any other person or entity any rights as a third party beneficiary.  No assignment of Rights, other than this assignment, shall be valid without the written consent of Byle and Montague, except as provided in the Byle Note and the Montague Note.

11.           Written Modifications.  No change, amendment, modification, cancellation, discharge or waiver of any provision hereof shall be valid unless in writing and signed by the Parties.

12.           Counterparts.  This Agreement may be executed in any number of counterparts and each counterpart shall constitute but one agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized representatives as of the date and year first written above.

ASSIGNOR:

American Environmental Energy, Inc.,
a Nevada corporation

By:  /s/ John Montague
Name: John Montague
Title: President and CEO

ASSIGNEE:

Pantheon Energy Europe, Inc.,
a Nevada corporation

By:  /s/ Brent A. Brewer
Name: Brent A. Brewer
Title: President and CEO

STEVEN BYLE,
an individual

/s/ Steven Byle

JOHN MONTAGUE,
an individual

/s/ John Montague

EXHIBIT A

Byle Note

UNSECURED PROMISSORY NOTE

$75,000.00	Costa Mesa, California	April 15, 2010

1.           Principal.

FOR VALUE RECEIVED, the undersigned, AMERICAN ENVIRONMENTAL ENERGY, INC., a Nevada corporation (“Maker"), promises to pay to the undersigned ("Payee"), or order, at the offices of Payee or at such other place as the holder of this Note shall specify, in lawful money of the United States of America, the principal amount of Seventy-five Thousand Dollars ($75,000.00) together with a fixed interest rate of  three percent (3%), payable as hereinafter provided.

2.           Payment of Principal and Interest.

All principal of and interest accruing on this Note shall be due and payable on the date that is thirty (30) days after the closing of the acquisition of the Maker’s first energy project.  Interest shall be a flat rate regardless of the maturity or repayment date.

3.           Prepayment.

A.           This Note may be prepaid at any time or from time to time, in whole or in part, without penalty.

B.           Each such prepayment shall include all interest then unpaid on this Note.

C.           Any partial prepayment of the outstanding principal balance shall in no way release, discharge or affect the obligation of the Maker to continue to make any other payments of principal or interest provided for herein until this Note is paid in full.

4.           Application of Payments.

Each payment on this Note (whether made when due or otherwise) shall be credited first, to late charges, fees and other charges due, including collection costs and attorneys' fees, second against interest then due, and the remainder of such payment shall be credited against the unpaid principal.

5.           Waiver.

Maker and all endorsers, guarantors and all persons liable, or to become liable on this Note (each hereinafter referred to in this Section as the "Applicable Party"), jointly and severally, waive presentment, protest and demand, notice of protest, demand, dishonor and nonpayment of this Note, notice of acceleration, notice of intent to accelerate, and any and all other notices or matters of a like nature, and consent to any and all renewals and extensions of the time of payment hereof.  Each Applicable Party agrees that at any time and from time to time, without notice, (i) the terms of payment herein, or (ii) the terms of any guaranty of this Note, or (iii) the security described in any documents at any time securing this Note, may be modified, increased, changed or exchanged, in whole or in part, without in any way affecting the liability of any Applicable Party.

6.           Default By Maker.

Any one or more of the following shall constitute an "Event of Default" by Maker under the terms of this Note:

A.           If Maker fails to pay any payment, whether at maturity or otherwise, of principal and/or interest upon the due date thereof.

B.           If Maker defaults in the performance or observance of any of the covenants, conditions or agreements set forth in this Note.

C.           If Maker institutes proceedings to be adjudicated a voluntary bankrupt; consents to the filing of a bankruptcy proceeding against Maker; files or consents to filing of a petition or answer or consent seeking reorganization under the federal bankruptcy laws or any other similar applicable federal or state law; consents to the appointment or a receiver of liquidator or trustee or assignee in bankruptcy or insolvency of the Maker or a substantial part of Maker's property; an assignment for the benefit of creditors is made by the Maker; or Maker admits in writing of Maker's inability to pay Maker's debts generally as they become due.

7.           Remedies Upon Default.

If an Event of Default occurs, at the option of Payee, and upon written demand, the Payee may accelerate the due date of this Note and declare the entire outstanding principal balance hereof, including all fees and costs (if any), and accrued but unpaid interest, immediately due and payable in full.

Each of the options, rights and remedies provided herein or available at law or in equity which may be exercised by Payee may be exercised separately or concurrently with any one or more other options, rights or remedies available to Payee.  Failure to exercise any option, right or remedy shall not constitute a waiver of the right of the Payee to exercise such option, right or remedy in the event of or with respect to any prior, subsequent or concurrent transaction or occurrence of the same or a different kind or character.

8.           Severability.

Every provision of this Note is intended to be severable.  If any term or provision hereof is declared by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

9.           Governing Law.

This Note shall be governed by and construed in accordance with the laws of the State of California.

10.           Notices.

All notices, statements or demands shall be in writing and shall be served in person, by telegraph, by express mail, by certified mail or by private overnight delivery.  Service shall be deemed conclusively made (i) at the time of service, if personally served, (ii) at the time (as confirmed in writing by the telegraphic agency) of delivery thereof to the addressee, if served telegraphically, (iii) twenty-four (24) hours (exclusive of weekends and national holidays) after deposit in the United States mail, properly addressed and postage prepaid, if served by express mail, (iv) five (5) calendar days after deposit in the United States mail, properly addressed and postage prepaid, return receipt requested, if served by certified mail, (v) twenty-four (24) hours after delivery by the party giving the notice, statement or demand to the private overnight deliverer, if served by private overnight delivery and (vi) at the time of electronic transmission, if a copy of such notice is mailed within twenty-four (24) hours after the transmission.

Any party hereto may change its address for the purpose of receiving notices, demands or other communications as herein provided by a written notice given in the manner aforesaid to the other party or parties hereto.

11.           Successors and Assigns.

All the terms and provisions of this Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
12.           Assignability.

Maker's obligations hereunder are nontransferable and nonassignable without the prior written consent of Payee.

13.           Amendment.

Neither this Note nor any term or provision hereof may be modified, amended or altered except by a written instrument approved by Payee and signed by Maker.

14.           Headings.

Headings at the beginning of each numbered Paragraph of this Note are intended solely for convenience and are not to be deemed or construed to be a part of this Note.

15.           Time of the Essence.

TIME IS EXPRESSLY DECLARED TO BE THE ESSENCE of each obligation of the Maker hereunder and in all matters concerning this Note, including all acts or things to be done or performed in connection herewith, and specifically of every provision of this Note in which time is an element.

16.           Compliance With Usury Laws.

Maker and Payee intent to comply with all applicable usury laws.  In fulfilling this intention, all agreement between Maker and Payee are expressly limited so that the amount of interest paid or agreed to be paid to Payee for the use, forbearance, or detention of money under this Note shall not exceed the maximum amount permissible under applicable law.

If for any reason payment of any amount required under this Note shall be prohibited by law, then the obligation shall be reduced to the maximum allowable bylaw.  If for any reason Payee receives as interest an amount that would exceed the highest lawful rate, then the amount which would constitute excessive interest shall be applied to the reduction of the principal of this Note and not to the payment of interest.  If any conflict arises between this provision and any provision of any other agreement between Maker and Payee, then this provision shall control.

17.           Legal Representation.

Maker agrees and represents that such party has been represented by such party's own legal counsel with regard to all aspects of this Note, or if such party is acting without legal counsel, that such party has had adequate opportunity and has been encouraged to seek the advice of such party's own legal counsel prior to the execution of this Agreement.

18.           Jurisdiction.

Any action whatsoever brought upon or relating to this Note shall be instituted and prosecuted in the state courts of Orange County, California, or the federal district court therefore, and each party waives the right to change the venue.  The parties hereto further consent to accept service of process in any such action or proceeding by certified mail, return receipt requested,

"MAKER"	"PAYEE"

AMERICAN ENVIRONMENTAL ENERGY, INC.	John Montague Name

By: /s/ Brent A. Brewer	/s/ John Montague
Brent A. Brewer, President & CEO	Signature

Address:	Address:

650 Town Center Drive, Suite 860	3333 Allen Pkwy #1602
Costa Mesa, CA 92626	Houston, TX 77019

EXHIBIT B

Montague Note

UNSECURED PROMISSORY NOTE

$425,000.00	Costa Mesa, California	April 15, 2010

1.           Principal.

FOR VALUE RECEIVED, the undersigned, AMERICAN ENVIRONMENTAL ENERGY, INC., a Nevada corporation (“Maker"), promises to pay to the undersigned ("Payee"), or order, at the offices of Payee or at such other place as the holder of this Note shall specify, in lawful money of the United States of America, the principal amount of  Four Hundred Twenty-five Thousand Dollars ($425,000.00) together with a fixed interest rate of  three percent (3%), payable as hereinafter provided.

2.           Payment of Principal and Interest.

All principal of and interest accruing on this Note shall be due and payable on the date that is thirty (30) days after the closing of the acquisition of the Maker’s first energy project.  Interest shall be a flat rate regardless of the maturity or repayment date.

3.           Prepayment.

A.           This Note may be prepaid at any time or from time to time, in whole or in part, without penalty.

B.           Each such prepayment shall include all interest then unpaid on this Note.

C.           Any partial prepayment of the outstanding principal balance shall in no way release, discharge or affect the obligation of the Maker to continue to make any other payments of principal or interest provided for herein until this Note is paid in full.

4.           Application of Payments.

Each payment on this Note (whether made when due or otherwise) shall be credited first, to late charges, fees and other charges due, including collection costs and attorneys' fees, second against interest then due, and the remainder of such payment shall be credited against the unpaid principal.

5.           Waiver.

Maker and all endorsers, guarantors and all persons liable, or to become liable on this Note (each hereinafter referred to in this Section as the "Applicable Party"), jointly and severally, waive presentment, protest and demand, notice of protest, demand, dishonor and nonpayment of this Note, notice of acceleration, notice of intent to accelerate, and any and all other notices or matters of a like nature, and consent to any and all renewals and extensions of the time of payment hereof.  Each Applicable Party agrees that at any time and from time to time, without notice, (i) the terms of payment herein, or (ii) the terms of any guaranty of this Note, or (iii) the security described in any documents at any time securing this Note, may be modified, increased, changed or exchanged, in whole or in part, without in any way affecting the liability of any Applicable Party.

6.           Default By Maker.

Any one or more of the following shall constitute an "Event of Default" by Maker under the terms of this Note:

A.           If Maker fails to pay any payment, whether at maturity or otherwise, of principal and/or interest upon the due date thereof.

B.           If Maker defaults in the performance or observance of any of the covenants, conditions or agreements set forth in this Note.

C.           If Maker institutes proceedings to be adjudicated a voluntary bankrupt; consents to the filing of a bankruptcy proceeding against Maker; files or consents to filing of a petition or answer or consent seeking reorganization under the federal bankruptcy laws or any other similar applicable federal or state law; consents to the appointment or a receiver of liquidator or trustee or assignee in bankruptcy or insolvency of the Maker or a substantial part of Maker's property; an assignment for the benefit of creditors is made by the Maker; or Maker admits in writing of Maker's inability to pay Maker's debts generally as they become due.

7.           Remedies Upon Default.

If an Event of Default occurs, at the option of Payee, and upon written demand, the Payee may accelerate the due date of this Note and declare the entire outstanding principal balance hereof, including all fees and costs (if any), and accrued but unpaid interest, immediately due and payable in full.

Each of the options, rights and remedies provided herein or available at law or in equity which may be exercised by Payee may be exercised separately or concurrently with any one or more other options, rights or remedies available to Payee.  Failure to exercise any option, right or remedy shall not constitute a waiver of the right of the Payee to exercise such option, right or remedy in the event of or with respect to any prior, subsequent or concurrent transaction or occurrence of the same or a different kind or character.

8.           Severability.

Every provision of this Note is intended to be severable.  If any term or provision hereof is declared by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

9.           Governing Law.

This Note shall be governed by and construed in accordance with the laws of the State of California.

10.           Notices.

All notices, statements or demands shall be in writing and shall be served in person, by telegraph, by express mail, by certified mail or by private overnight delivery.  Service shall be deemed conclusively made (i) at the time of service, if personally served, (ii) at the time (as confirmed in writing by the telegraphic agency) of delivery thereof to the addressee, if served telegraphically, (iii) twenty-four (24) hours (exclusive of weekends and national holidays) after deposit in the United States mail, properly addressed and postage prepaid, if served by express mail, (iv) five (5) calendar days after deposit in the United States mail, properly addressed and postage prepaid, return receipt requested, if served by certified mail, (v) twenty-four (24) hours after delivery by the party giving the notice, statement or demand to the private overnight deliverer, if served by private overnight delivery and (vi) at the time of electronic transmission, if a copy of such notice is mailed within twenty-four (24) hours after the transmission.

Any party hereto may change its address for the purpose of receiving notices, demands or other communications as herein provided by a written notice given in the manner aforesaid to the other party or parties hereto.

11.           Successors and Assigns.

All the terms and provisions of this Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
12.           Assignability.

Maker's obligations hereunder are nontransferable and nonassignable without the prior written consent of Payee.

13.           Amendment.

Neither this Note nor any term or provision hereof may be modified, amended or altered except by a written instrument approved by Payee and signed by Maker.

14.           Headings.

Headings at the beginning of each numbered Paragraph of this Note are intended solely for convenience and are not to be deemed or construed to be a part of this Note.

15.           Time of the Essence.

TIME IS EXPRESSLY DECLARED TO BE THE ESSENCE of each obligation of the Maker hereunder and in all matters concerning this Note, including all acts or things to be done or performed in connection herewith, and specifically of every provision of this Note in which time is an element.

16.           Compliance With Usury Laws.

Maker and Payee intent to comply with all applicable usury laws.  In fulfilling this intention, all agreement between Maker and Payee are expressly limited so that the amount of interest paid or agreed to be paid to Payee for the use, forbearance, or detention of money under this Note shall not exceed the maximum amount permissible under applicable law.

If for any reason payment of any amount required under this Note shall be prohibited by law, then the obligation shall be reduced to the maximum allowable bylaw.  If for any reason Payee receives as interest an amount that would exceed the highest lawful rate, then the amount which would constitute excessive interest shall be applied to the reduction of the principal of this Note and not to the payment of interest.  If any conflict arises between this provision and any provision of any other agreement between Maker and Payee, then this provision shall control.

17.           Legal Representation.

Maker agrees and represents that such party has been represented by such party's own legal counsel with regard to all aspects of this Note, or if such party is acting without legal counsel, that such party has had adequate opportunity and has been encouraged to seek the advice of such party's own legal counsel prior to the execution of this Agreement.

18.           Jurisdiction.

Any action whatsoever brought upon or relating to this Note shall be instituted and prosecuted in the state courts of Orange County, California, or the federal district court therefore, and each party waives the right to change the venue.  The parties hereto further consent to accept service of process in any such action or proceeding by certified mail, return receipt requested,

"MAKER"	"PAYEE"

AMERICAN ENVIRONMENTAL ENERGY, INC.	Steven Byle Name

By: /s/ Brent A. Brewer	/s/ Steven Byle
Brent A. Brewer, President & CEO	Signature

Address:	Address:

650 Town Center Drive, Suite 860	3333 Allen Pkwy #1602
Costa Mesa, CA 92626	Houston, TX 77019